News Release
CONTACTS:
Investors:
          Joe Selner, Chief Financial Officer

          920-491-7120
Media:
          Cindy Moon-Mogush, Corporate Communications

          920-431-8034

     Associated earns 58 cents per diluted share in 3rd quarter of 2006
· Net income $76.9 million
· Net interest margin stable at 3.63%, up 7 bp over 3rd quarter of 2005
· Net charge offs at 10 basis points of average loans
· Wholesale funding reduced by $2.4 billion since Sept. 2005; strategy fully executed
· Accelerated stock buyback executed in 3rd quarter; another anticipated for 4th quarter
     GREEN BAY, Wis. — October 19, 2006 — Associated Banc-Corp (Nasdaq: ASBC) earned $76.9 million, or $.58 per diluted share, for the third quarter of 2006, compared to net income of $81.0 million, or $.63 per diluted share, for the third quarter of 2005.
     For the nine months ended Sept. 30, 2006, net income was $242.1 million, up 4 percent over $232.5 million for the comparable period in 2005. Earnings per diluted share were $1.81 and $1.79 for the first nine months of 2006 and 2005, respectively.
     For the third quarter of 2006, return on average assets (ROA) was 1.46 percent, compared to 1.56 percent for the third quarter of last year. Return on average equity (ROE) was 13.36 percent for the third quarter, versus 15.85 percent for the comparable quarter last year. For the first nine months of 2006, ROA was 1.52 percent and ROE was 14.12 percent, compared to ROA of 1.51 percent and ROE of 15.33 percent last year. Book value per share rose to $17.44 as of Sept. 30, 2006, up 8 percent compared to a year earlier.
     Return on average tangible equity (which is a non-GAAP measure that excludes average goodwill and other intangible assets from average equity) was 23.64 percent for the first nine months of 2006, versus 23.78 percent for the comparable period of 2005.
     “While operating in a challenging banking environment, we are focused on margin improvement, deposit growth, sustained credit quality and prudent expense management. We have undertaken several important initiatives to manage risk and improve the contribution of our commercial banking business,” Associated President and CEO Paul S. Beideman said.
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ASBC 3Q ’06, add one
     Since Sept. 30, 2005, and after adjusting for a fourth quarter 2005 acquisition, wholesale funding has been reduced by $2.4 billion, through the use of investment cash flows and improved deposit flows. This initiative reduced the ratio of wholesale funding to total funding from 34 percent at Sept. 30, 2005 to 23 percent at Sept. 30, 2006.
     Associated’s net interest margin benefited from both the reduction in higher-costing wholesale funding and the increased percentage of loans to earning assets. The net interest margin for the third quarter of 2006 was 3.63 percent compared to 3.56 percent for the third quarter of 2005.
     Between the third quarter periods, average loans grew $1.2 billion to $15.4 billion for third quarter 2006 (with $1.0 billion added from the State Financial acquisition in fourth quarter 2005), and average investments declined $1.2 billion in support of the wholesale funding reduction strategy, leaving average earning assets unchanged at $19.0 billion. Average total deposits increased $1.8 billion (with $1.0 billion added from the State Financial acquisition).
     As of Sept. 30, 2006, the allowance for loan losses represented 1.33 percent of total loans and covered 158 percent of nonperforming loans. Nonperforming loans increased to $129 million, representing 0.84 percent of total loans, compared to $111 million (or 0.78 percent) at Sept. 30, 2005. The provision for loan losses, approximating net charge offs for each quarterly period, was $3.8 million and $3.3 million, respectively, for the comparable third quarter periods of 2006 and 2005. On a year-to-date basis, the provision for loan losses was $12.0 million for 2006, versus $9.3 million for 2005, and net charge offs represented 0.10 percent of average loans for 2006, versus 0.09 percent for the comparable nine-month period of 2005.
     Core fee-based revenues including trust service fees, service charges on deposits, card-based and other non-deposit fees, and retail commissions totaled $57.6 million for the third quarter of 2006, up 7 percent over $53.9 million for the comparable quarter of 2005. On a year-to-date basis, core-fee based revenues were $172.5 million, up 8 percent over $160.1 million for the nine month periods of 2006 and 2005, respectively.
     Net mortgage banking income was $2.8 million (including $0.5 million of valuation expense on the mortgage servicing asset) for the third quarter of 2006, down from $12.0 million (including a $4.5 million valuation recovery) in the third quarter of last year. On a year-to date basis, net mortgage banking income was down $11.2 million (46 percent), as this industry continues to experience a slowdown.
     All other noninterest income sources combined totaled $12.6 million for the third quarter of 2006, an increase of $1.5 million (13 percent) over the comparable third quarter of 2005, particularly due to income on bank owned life insurance. All other noninterest income sources totaled $35.4 million for the first nine months of 2006, versus $25.8 million last year, with other noninterest income for 2005 including a $6.7 million net loss on derivatives no longer accounted for as hedges.
     Noninterest expense grew 5 percent between both the three-month and nine-month periods ending Sept. 30, 2006 and 2005, reflecting the larger operating base of the company attributable to the State Financial acquisition during the fourth quarter of 2005. While up in absolute terms, noninterest expenses remain controlled, with the efficiency ratio at 50.19 percent and 50.33 percent respectively, for the three and nine months ending Sept. 30, 2006.
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ASBC 3Q ’06, add two
     The effective tax rate for the nine month period of 2006 was 28.92 percent, versus 32.10 percent for the comparable period of 2005. The year-to-date decline was primarily due to the first quarter 2006 resolution of certain multi-jurisdictional tax issues, as well as changes in exposure of uncertain tax positions in the second quarter of 2006, both of which resulted in the reduction of tax liabilities and income tax expense.
     During the third quarter of 2006, Associated repurchased 2 million shares of its common stock at an average price of $31.43 per share for a total cost of approximately $63 million, leaving approximately 3.3 million shares remaining available for repurchase under its outstanding Board of Directors authorization.
     “We anticipate buying back additional common stock in the fourth quarter similar in size to our previous actions, as we weigh market opportunities, capital levels, growth prospects and other investment opportunities,” Beideman said.
     Associated will host a conference call for investors and analysts at 3 p.m. CDT today. The toll-free dial-in number for the live call is 888-694-4769. The number for international callers is 973-582-2757. Participants should ask the operator for the Associated Banc-Corp third quarter 2006 earnings call, or for call ID number 7980287. A replay of the call will be available from 6 p.m. CDT today through October 26 by calling 877-519-4471 (toll-free) domestically or 973-341-3080 internationally. The call ID number, 7980287, is required to access the replay.
     Associated Banc-Corp, headquartered in Green Bay, Wis., is a diversified multibank holding company with total assets of $21 billion. Associated has more than 320 banking offices serving more than 180 communities in Wisconsin, Illinois, and Minnesota. The company offers a full range of traditional banking services and a variety of other financial products and services. More information about Associated Banc-Corp is available at www.associatedbank.com.
     Statements made in this document that are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. These statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” or similar expressions. Outcomes related to such statements are subject to numerous risk factors and uncertainties including those listed in the company’s Annual Report filed on Form 10-K.

Six pages of tables follow.

Consolidated Balance Sheets (Unaudited)
Associated Banc-Corp
	September 30,	December 31		September 30
(in thousands)	2006	2005	% Change	2005	% Change

Assets
Cash and due from banks	$367,406	$460,230	(20.2%)	$386,151	(4.9%)
Interest-bearing deposits in other financial institutions	27,627	14,254	93.8%	14,598	89.3%
Federal funds sold and securities purchased under agreements to resell	34,752	17,811	95.1%	103,481	(66.4%)
Investment securities available for sale, at fair value	3,436,774	4,711,605	(27.1%)	4,708,730	(27.0%)
Loans held for sale	87,330	57,710	51.3%	98,473	(11.3%)
Loans	15,284,608	15,206,464	0.5%	14,107,137	8.3%
Allowance for loan losses	(203,442)	(203,404)	0.0%	(190,080)	7.0%

Loans, net	15,081,166	15,003,060	0.5%	13,917,057	8.4%
Premises and equipment	196,201	206,153	(4.8%)	174,086	12.7%
Goodwill	871,629	877,680	(0.7%)	679,993	28.2%
Other intangible assets, net	112,544	120,358	(6.5%)	115,692	(2.7%)
Other assets	711,094	631,221	12.7%	543,470	30.8%

Total assets	$20,926,523	$22,100,082	(5.3%)	$20,741,731	0.9%

Liabilities and Stockholders’ Equity
Noninterest-bearing deposits	$2,534,686	$2,504,926	1.2%	$2,256,774	12.3%
Interest-bearing deposits, excluding Brokered CDs	11,043,222	10,538,856	4.8%	9,516,792	16.0%
Brokered CDs	630,637	529,307	19.1%	407,459	54.8%

Total deposits	14,208,545	13,573,089	4.7%	12,181,025	16.6%
Short-term borrowings	2,004,982	2,666,307	(24.8%)	2,778,993	(27.9%)
Long-term funding	2,272,654	3,348,476	(32.1%)	3,545,458	(35.9%)
Accrued expenses and other liabilities	169,962	187,232	(9.2%)	173,690	(2.1%)

Total liabilities	18,656,143	19,775,104	(5.7%)	18,679,166	(0.1%)
Stockholders’ Equity
Preferred stock	—	—		—
Common stock	1,324	1,357	(2.4%)	1,281	3.4%
Surplus	1,183,169	1,301,004	(9.1%)	1,064,833	11.1%
Retained earnings	1,156,869	1,029,247	12.4%	978,489	18.2%
Accumulated other comprehensive income (loss)	(6,122)	(3,938)	55.5%	21,776	(128.1%)
Deferred compensation	—	(2,081)	(100.0%)	(3,814)	(100.0%)
Treasury stock, at cost	(64,860)	(611)	N/M	—	N/M

Total stockholders’ equity	2,270,380	2,324,978	(2.3%)	2,062,565	10.1%

Total liabilities and stockholders’ equity	$20,926,523	$22,100,082	(5.3%)	$20,741,731	0.9%

N/M = Not Meaningful.

Consolidated Statements of Income (Unaudited)
Associated Banc-Corp
	For The Three Months Ended,			For The Nine Months Ended,
	September 30,			September 30,
(in thousands, except per share amounts)	2006	2005	% Change	2006	2005	% Change

Interest Income
Interest and fees on loans	$284,397	$223,202	27.4%	$823,985	$636,931	29.4%
Interest and dividends on investment securities and deposits in other financial institutions
Taxable	30,225	40,050	(24.5%)	101,990	122,918	(17.0%)
Tax-exempt	9,691	9,755	(0.7%)	29,640	28,985	2.3%
Interest on federal funds sold and securities purchased under agreements to resell	260	384	(32.3%)	798	648	23.1%

Total interest income	324,573	273,391	18.7%	956,413	789,482	21.1%
Interest Expense
Interest on deposits	99,242	53,598	85.2%	265,196	146,118	81.5%
Interest on short-term borrowings	30,450	23,628	28.9%	97,820	62,528	56.4%
Interest on long-term funding	26,664	32,087	(16.9%)	89,912	84,176	6.8%

Total interest expense	156,356	109,313	43.0%	452,928	292,822	54.7%

Net Interest Income	168,217	164,078	2.5%	503,485	496,660	1.4%
Provision for loan losses	3,837	3,345	14.7%	11,988	9,343	28.3%

Net interest income after provision for loan losses	164,380	160,733	2.3%	491,497	487,317	0.9%
Noninterest Income
Trust service fees	9,339	8,667	7.8%	27,543	25,962	6.1%
Service charges on deposit accounts	23,438	22,830	2.7%	67,379	63,710	5.8%
Mortgage banking, net	2,833	11,969	(76.3%)	13,066	24,229	(46.1%)
Card-based and other nondeposit fees	10,461	9,505	10.1%	31,394	27,406	14.6%
Retail commissions	14,360	12,905	11.3%	46,203	42,980	7.5%
Bank owned life insurance income	4,390	2,441	79.8%	11,053	6,920	59.7%
Asset sale gains, net	89	942	N/M	213	1,179	N/M
Investment securities gains, net	1,164	1,446	N/M	5,158	2,937	N/M
Other	6,911	6,260	10.4%	18,957	14,719	28.8%

Total noninterest income	72,985	76,965	(5.2%)	220,966	210,042	5.2%
Noninterest Expense
Personnel expense	71,321	66,403	7.4%	215,116	206,322	4.3%
Occupancy	10,442	9,412	10.9%	32,854	28,674	14.6%
Equipment	4,355	4,199	3.7%	13,166	12,431	5.9%
Data processing	7,190	7,129	0.9%	21,537	20,150	6.9%
Business development and advertising	4,142	4,570	(9.4%)	12,492	12,662	(1.3%)
Stationery and supplies	1,787	1,599	11.8%	5,345	5,087	5.1%
Other intangible amortization	2,280	1,903	19.8%	6,904	6,189	11.6%
Other	22,169	22,133	0.2%	64,403	63,409	1.6%

Total noninterest expense	123,686	117,348	5.4%	371,817	354,924	4.8%

Income before income taxes	113,679	120,350	(5.5%)	340,646	342,435	(0.5%)
Income tax expense	36,791	39,315	(6.4%)	98,502	109,915	(10.4%)

Net Income	$76,888	$81,035	(5.1%)	$242,144	$232,520	4.1%

Earnings Per Share:
Basic	$0.58	$0.63	(7.9%)	$1.82	$1.80	1.1%
Diluted	$0.58	$0.63	(7.9%)	$1.81	$1.79	1.1%
Average Shares Outstanding:
Basic	131,520	127,875	2.9%	132,951	128,825	3.2%
Diluted	132,591	129,346	2.5%	134,119	130,252	3.0%
N/M — Not meaningful.

Consolidated Statements of Income (Unaudited) — Quarterly Trend
Associated Banc-Corp

(in thousands, except per share amounts)	3Q06	2Q06	1Q06	4Q05	3Q05

Interest Income
Interest and fees on loans	$284,397	$278,573	$261,015	$252,443	$223,202
Interest and dividends on investment securities and deposits with other financial institutions Taxable	30,225	32,649	39,116	41,486	40,050
Tax-exempt	9,691	9,786	10,163	10,325	9,755
Interest on federal funds sold and securities purchased under agreements to resell	260	289	249	289	384

Total interest income	324,573	321,297	310,543	304,543	273,391
Interest Expense
Interest on deposits	99,242	88,076	77,878	66,934	53,598
Interest on short-term borrowings	30,450	34,126	33,244	26,828	23,628
Interest on long-term funding	26,664	30,696	32,552	35,186	32,087

Total interest expense	156,356	152,898	143,674	128,948	109,313

Net Interest Income	168,217	168,399	166,869	175,595	164,078
Provision for loan losses	3,837	3,686	4,465	3,676	3,345

Net interest income after provision for loan losses	164,380	164,713	162,404	171,919	160,733
Noninterest Income
Trust service fees	9,339	9,307	8,897	9,055	8,667
Service charges on deposit accounts	23,438	22,982	20,959	23,073	22,830
Mortgage banking, net	2,833	5,829	4,404	12,166	11,969
Card-based and other nondeposit fees	10,461	11,047	9,886	10,033	9,505
Retail commissions	14,360	16,365	15,478	13,624	12,905
Bank owned life insurance income	4,390	3,592	3,071	3,022	2,441
Asset sale gains (losses), net	89	354	(230)	2,766	942
Investment securities gains, net	1,164	1,538	2,456	1,179	1,446
Other	6,911	6,194	5,852	6,126	6,260

Total noninterest income	72,985	77,208	70,773	81,044	76,965
Noninterest Expense
Personnel expense	71,321	74,492	69,303	68,619	66,403
Occupancy	10,442	10,654	11,758	10,287	9,412
Equipment	4,355	4,223	4,588	4,361	4,199
Data processing	7,190	7,099	7,248	7,240	7,129
Business development and advertising	4,142	4,101	4,249	4,999	4,570
Stationery and supplies	1,787	1,784	1,774	1,869	1,599
Other intangible amortization	2,280	2,281	2,343	2,418	1,903
Other	22,169	20,026	22,208	25,746	22,133

Total noninterest expense	123,686	124,660	123,471	125,539	117,348

Income before income taxes	113,679	117,261	109,706	127,424	120,350
Income tax expense	36,791	33,712	27,999	39,783	39,315

Net Income	$76,888	$83,549	$81,707	$87,641	$81,035

Earnings Per Share:
Basic	$0.58	$0.63	$0.60	$0.65	$0.63
Diluted	$0.58	$0.63	$0.60	$0.64	$0.63
Average Shares Outstanding:
Basic	131,520	132,259	135,114	135,684	127,875
Diluted	132,591	133,441	136,404	137,005	129,346

Selected Quarterly Information
Associated Banc-Corp

(in thousands, except per share & full time equivalent employee data)	YTD 2006	YTD 2005	3rd Qtr 2006	2nd Qtr 2006	1st Qtr 2006	4th Qtr 2005	3rd Qtr 2005

Summary of Operations
Net interest income	503,485	496,660	168,217	168,399	166,869	175,595	164,078
Provision for loan losses	11,988	9,343	3,837	3,686	4,465	3,676	3,345
Asset sale gains (losses), net	213	1,179	89	354	(230)	2,766	942
Investment securities gains, net	5,158	2,937	1,164	1,538	2,456	1,179	1,446
Noninterest income (excluding securities & asset gains)	215,595	205,926	71,732	75,316	68,547	77,099	74,577
Noninterest expense	371,817	354,924	123,686	124,660	123,471	125,539	117,348
Income before income taxes	340,646	342,435	113,679	117,261	109,706	127,424	120,350
Income taxes	98,502	109,915	36,791	33,712	27,999	39,783	39,315
Net income	242,144	232,520	76,888	83,549	81,707	87,641	81,035
Taxable equivalent adjustment	19,665	18,743	6,495	6,503	6,667	6,766	6,347

Per Common Share Data (1)
Net income:
Basic	$1.82	$1.80	$0.58	$0.63	$0.60	$0.65	$0.63
Diluted	1.81	1.79	0.58	0.63	0.60	0.64	0.63
Dividends	0.85	0.79	0.29	0.29	0.27	0.27	0.27
Market Value:
High	$34.83	$34.74	$32.58	$34.45	$34.83	$33.23	$34.74
Low	30.27	30.11	30.27	30.69	32.75	29.09	30.29
Close	32.50	30.48	32.50	31.53	33.98	32.55	30.48
Book value	17.44	16.12	17.44	17.20	16.98	17.15	16.12

Performance Ratios (annualized)
Earning assets yield	6.67%	5.68%	6.89%	6.74%	6.38%	6.12%	5.83%
Interest-bearing liabilities rate	3.62	2.40	3.84	3.65	3.37	2.98	2.66
Net interest margin	3.56	3.62	3.63	3.59	3.48	3.59	3.56
Return on average assets	1.52	1.51	1.46	1.58	1.52	1.58	1.56
Return on average equity	14.12	15.33	13.36	14.86	14.16	14.99	15.85
Return on tangible average equity (2)	23.64	23.78	22.32	25.18	23.48	22.70	24.55
Efficiency ratio (3)	50.33	49.20	50.19	49.82	51.00	48.38	47.90
Effective tax rate	28.92	32.10	32.36	28.75	25.52	31.22	32.67
Dividend payout ratio (4)	46.70	43.89	50.00	46.03	45.00	41.54	42.86

Average Balances
Assets	$21,339,661	$20,550,636	$20,891,001	$21,266,792	$21,871,969	$22,022,165	$20,607,901
Earning assets	19,403,761	18,878,583	18,968,584	19,342,628	19,910,420	20,080,758	18,960,035
Interest-bearing liabilities	16,660,455	16,181,956	16,070,975	16,717,761	17,204,860	17,090,134	16,198,492
Loans	15,416,219	14,075,913	15,404,223	15,515,789	15,327,803	15,154,225	14,163,827
Deposits	13,581,666	12,186,667	13,884,404	13,534,725	13,319,664	13,282,910	12,133,719
Wholesale funding	5,368,157	6,183,220	4,636,853	5,391,108	6,092,275	6,280,793	6,307,705
Stockholders’ equity	2,292,597	2,027,672	2,283,933	2,254,933	2,339,539	2,320,134	2,027,785
Stockholders’ equity / assets	10.74%	9.87%	10.93%	10.60%	10.70%	10.54%	9.84%

At Period End
Assets			$20,926,523	$21,128,354	$21,518,860	$22,100,082	$20,741,731
Loans			15,284,608	15,405,630	15,539,187	15,206,464	14,107,137
Allowance for loan losses			203,442	203,411	203,408	203,404	190,080
Goodwill			871,629	875,727	875,727	877,680	679,993
Mortgage servicing rights, net			67,931	69,282	68,116	68,841	78,688
Other intangible assets, net			44,613	46,893	49,174	51,517	37,004
Deposits			14,208,545	13,646,408	13,616,870	13,573,089	12,181,025
Wholesale funding			4,277,636	5,033,961	5,496,039	6,014,783	6,324,451
Stockholders’ equity			2,270,380	2,274,860	2,244,695	2,324,978	2,062,565
Stockholders’ equity / assets			10.85%	10.77%	10.43%	10.52%	9.94%
Tangible equity / tangible assets (5)			6.77%	6.69%	6.41%	6.59%	6.72%
Shares outstanding, end of period			130,216	132,283	132,167	135,602	127,985
Shares repurchased during period			2,000	31	4,030	974	—
Average per share cost of shares repurchased during period			$31.43	$—	$33.63	$30.82	$—
Year-to-date shares repurchased during period			6,061	4,061	4,030	3,496	2,522
YTD average per share cost of shares repurchased during period			$32.74	$33.38	$33.63	$32.43	$33.05

Selected trend information
Average full time equivalent employees			5,117	5,112	5,147	5,113	4,815
Trust assets under management, at market value			$5,500,000	$5,200,000	$5,200,000	$5,000,000	$4,900,000
Mortgage loans originated for sale			388,914	359,361	246,724	356,280	498,343
Portfolio serviced for others			8,226,000	8,134,000	8,050,000	8,028,000	9,492,000
Mortgage servicing rights, net / Portfolio serviced for others			0.83%	0.85%	0.85%	0.86%	0.83%

(1)	Per share data adjusted retroactively for stock splits & stock dividends.

(2)	Return on tangible average equity = Net income divided by average equity excluding average goodwill & other intangible assets. This is a non-GAAP financial measure.

(3)	Efficiency ratio = Noninterest expense divided by sum of taxable equivalent net interest income plus noninterest income, excluding investment securities gains, net, & asset sales gains, net.

(4)	Ratio is based upon basic earnings per share.

(5)	Tangible equity to tangible assets = Stockholders’ equity excluding goodwill & other intangible assets divided by assets excluding goodwill & other intangible assets. This is a non-GAAP financial measure.

Financial Summary and Comparison
Associated Banc-Corp
	Three months ended			Nine months ended
	September 30,			September 30,
(in thousands)	2006	2005	% Change	2006	2005	% Change

Allowance for Loan Losses
Beginning balance	$203,411	$190,024	7.0%	$203,404	$189,762	7.2%
Provision for loan losses	3,837	3,345	14.7%	11,988	9,343	28.3%
Charge offs	(6,448)	(5,268)	22.4%	(19,933)	(16,601)	20.1%
Recoveries	2,642	1,979	33.5%	7,983	7,576	5.4%

Net charge offs	(3,806)	(3,289)	15.7%	(11,950)	(9,025)	32.4%

Ending Balance	$203,442	$190,080	7.0%	$203,442	$190,080	7.0%

Credit Quality
			3Q06 vs 2Q06				3Q06 vs 3Q05
	Sept 30, 2006	June 30, 2006	% Change	March 31, 2006	Dec 31, 2005	Sept 30, 2005	% Change

Nonaccrual loans	$123,743	$95,426	29.7%	$102,824	$95,313	$107,298	15.3%
Loans 90 or more days past due and still accruing	4,826	7,591	(36.4%)	7,068	3,270	3,354	43.9%
Restructured loans	28	29	(3.4%)	31	32	33	(15.2%)

Total nonperforming loans	128,597	103,046	24.8%	109,923	98,615	110,685	16.2%
Other real estate owned	13,866	14,947	(7.2%)	11,676	11,336	10,017	38.4%

Total nonperforming assets	142,463	117,993	20.7%	121,599	109,951	120,702	18.0%

Provision for loan losses	3,837	3,686	4.1%	4,465	3,676	3,345	14.7%
Net charge offs	3,806	3,683	3.3%	4,461	3,635	3,289	15.7%

Allowance for loan losses / loans	1.33%	1.32%		1.31%	1.34%	1.35%
Allowance for loan losses / nonperforming loans	158.20	197.40		185.05	206.26	171.73
Nonperforming loans / total loans	0.84	0.67		0.71	0.65	0.78
Nonperforming assets / total assets	0.68	0.56		0.57	0.50	0.58
Net charge offs / average loans (annualized)	0.10	0.10		0.12	0.10	0.09
Year-to-date net charge offs / average loans	0.10	0.11		0.12	0.09	0.09

Period End Loan Composition			3Q06 vs 2Q06				3Q06 vs 3Q05
	Sept 30, 2006	June 30, 2006	% Change	Mar 31, 2006	Dec 31, 2005	Sept 30, 2005	% Change

Commercial, financial & agricultural	$3,549,216	$3,505,819	1.2%	$3,571,835	$3,417,343	$3,213,656	10.4%
Real estate — construction	2,186,810	2,122,136	3.0%	1,981,473	1,783,267	1,519,681	43.9%
Commercial real estate	3,755,037	3,872,819	(3.0%)	4,024,260	4,064,327	3,648,169	2.9%
Lease financing	79,234	74,919	5.8%	62,600	61,315	57,270	38.4%

Commercial	9,570,297	9,575,693	(0.1%)	9,640,168	9,326,252	8,438,776	13.4%
Home equity (a)	2,166,312	2,151,858	0.7%	2,121,601	2,025,055	1,878,436	15.3%
Installment	940,139	945,123	(0.5%)	957,877	1,003,938	1,024,356	(8.2%)

Retail	3,106,451	3,096,981	0.3%	3,079,478	3,028,993	2,902,792	7.0%
Residential mortgage	2,607,860	2,732,956	(4.6%)	2,819,541	2,851,219	2,765,569	(5.7%)

Total loans	$15,284,608	$15,405,630	(0.8%)	$15,539,187	$15,206,464	$14,107,137	8.3%

(a)	Home equity includes home equity lines and residential mortgage junior liens.

Period End Deposit Composition			3Q06 vs 2Q06				3Q06 vs 3Q05
	Sept 30, 2006	June 30, 2006	% Change	Mar 31, 2006	Dec 31, 2005	Sept 30, 2005	% Change

Demand	$2,534,686	$2,276,463	11.3%	$2,319,075	$2,504,926	$2,256,774	12.3%
Savings	959,650	1,031,993	(7.0%)	1,074,938	1,079,851	1,074,234	(10.7%)
Interest-bearing demand	1,712,833	1,975,364	(13.3%)	2,347,104	2,549,782	2,252,711	(24.0%)
Money market	3,959,719	3,434,288	15.3%	2,863,174	2,629,933	2,240,606	76.7%
Brokered CDs	630,637	518,354	21.7%	567,660	529,307	407,459	54.8%
Other time deposits	4,411,020	4,409,946	0.0%	4,444,919	4,279,290	3,949,241	11.7%

Total deposits	$14,208,545	$13,646,408	4.1%	$13,616,870	$13,573,089	$12,181,025	16.6%

Net Interest Income Analysis — Taxable Equivalent Basis Associated Banc-Corp
	Nine months ended September 30, 2006			Nine months ended September 30, 2005
	Average	Interest	Average	Average	Interest	Average
(in thousands)	Balance	Income / Expense	Yield / Rate	Balance	Income / Expense	Yield / Rate

Earning assets:
Loans: (1) (2) (3)
Commercial	$9,534,532	$525,319	7.27%	$8,356,785	$375,704	5.93%
Residential mortgage	2,804,961	122,006	5.80	2,865,319	119,614	5.56
Retail	3,076,726	178,541	7.74	2,853,809	142,965	6.68

Total loans	15,416,219	825,866	7.09	14,075,913	638,283	6.01
Investments and other	3,987,542	150,212	5.02	4,802,670	169,942	4.72

Total earning assets	19,403,761	976,078	6.67	18,878,583	808,225	5.68
Other assets, net	1,935,900			1,672,053

Total assets	$21,339,661			$20,550,636

Interest-bearing liabilities:
Savings deposits	$1,037,542	$2,921	0.38%	$1,116,871	$3,077	0.37%
Interest-bearing demand deposits	2,087,670	26,950	1.73	2,380,397	19,530	1.10
Money market deposits	3,188,616	84,086	3.53	2,140,763	28,505	1.78
Time deposits, excluding Brokered CDs	4,398,820	129,618	3.94	3,996,324	86,545	2.90

Total interest-bearing deposits, excluding Brokered CDs	10,712,648	243,575	3.04	9,634,355	137,657	1.91
Brokered CDs	579,650	21,621	4.99	364,381	8,461	3.10

Total interest-bearing deposits	11,292,298	265,196	3.14	9,998,736	146,118	1.95
Wholesale funding	5,368,157	187,732	4.62	6,183,220	146,704	3.13

Total interest-bearing liabilities	16,660,455	452,928	3.62	16,181,956	292,822	2.40
Noninterest-bearing demand	2,289,368			2,187,931
Other liabilities	97,241			153,077
Stockholders’ equity	2,292,597			2,027,672

Total liabilities and stockholders’ equity	$21,339,661			$20,550,636

Net interest income and rate spread (1)		$523,150	3.05%		$515,403	3.28%

Net interest margin (1)			3.56%			3.62%
Taxable equivalent adjustment		$19,665			$18,743

	Three months ended September 30, 2006			Three months ended September 30, 2005
	Average	Interest	Average	Average	Interest	Average
	Balance	Income / Expense	Yield / Rate	Balance	Income / Expense	Yield / Rate

Earning assets:
Loans: (1) (2) (3)
Commercial	$9,571,264	$182,603	7.47%	$8,411,678	$134,503	6.26%
Residential mortgage	2,727,101	40,348	5.89	2,880,685	40,253	5.56
Retail	3,105,858	62,127	7.96	2,871,464	48,940	6.78

Total loans	15,404,223	285,078	7.29	14,163,827	223,696	6.22
Investments and other	3,564,361	45,990	5.16	4,796,208	56,042	4.67

Total earning assets	18,968,584	331,068	6.89	18,960,035	279,738	5.83
Other assets, net	1,922,417			1,647,866

Total assets	$20,891,001			$20,607,901

Interest-bearing liabilities:
Savings deposits	$993,677	$998	0.40%	$1,097,955	$1,024	0.37%
Interest-bearing demand deposits	1,740,296	7,571	1.73	2,193,600	6,107	1.10
Money market deposits	3,582,339	34,438	3.81	2,198,538	11,822	2.13
Time deposits, excluding Brokered CDs	4,433,660	47,049	4.21	3,913,389	30,395	3.08

Total interest-bearing deposits, excluding Brokered CDs	10,749,972	90,056	3.32	9,403,482	49,348	2.08
Brokered CDs	684,150	9,186	5.33	487,305	4,250	3.46

Total interest-bearing deposits	11,434,122	99,242	3.44	9,890,787	53,598	2.15
Wholesale funding	4,636,853	57,114	4.83	6,307,705	55,715	3.47

Total interest-bearing liabilities	16,070,975	156,356	3.84	16,198,492	109,313	2.66
Noninterest-bearing demand	2,450,282			2,242,932
Other liabilities	85,811			138,692
Stockholders’ equity	2,283,933			2,027,785

Total liabilities and stockholders’ equity	$20,891,001			$20,607,901

Net interest income and rate spread (1)		$174,712	3.05%		$170,425	3.17%

Net interest margin (1)			3.63%			3.56%
Taxable equivalent adjustment		$6,495			$6,347

(1)	The yield on tax exempt loans and securities is computed on a taxable equivalent basis using a tax rate of 35% for all periods presented and is net of the effects of certain disallowed interest deductions.

(2)	Nonaccrual loans and loans held for sale have been included in the average balances.

(3)	Interest income includes net loan fees.